Exhibit 5.1
[Letterhead of Sonnenschein Nath & Rosenthal LLP]
January 10, 2006
Mediacom Broadband LLC
Mediacom Broadband Corporation
100 Crystal Run Road
Middletown, New York 10941
Ladies and Gentlemen:
     We have acted as counsel to Mediacom Broadband LLC, a Delaware limited liability company (“Mediacom”), and Mediacom Broadband Corporation, a Delaware corporation (“MBC” and, collectively with Mediacom, the “Issuers”), in connection with the preparation and filing of the Issuers’ registration statement (the “Registration Statement”) on Form S-4 (Registration Nos. 333-130676 and 333-130676-01), filed concurrently herewith with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the registration of $200,000,000 principal amount of 8-1/2% Senior Notes due 2015 of the Issuers (the “Exchange Notes”) to be offered in exchange for outstanding 8-1/2% Senior Notes due 2015 (the “Initial Notes”). The Exchange Notes will be issued under an indenture relating to the Initial Notes and Exchange Notes (the “Indenture”) among the Issuers and Law Debenture Trust Company of New York, as Trustee.
     In connection with rendering this opinion, we have examined and are familiar with: (i) the limited liability company records of Mediacom, including its organization documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its managing member; and (ii) corporate records of MBC, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and sole shareholder.
     We have also examined such certificates of public officials, certificates of officers of the Issuers and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.
     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the limited liability company and corporate records, as the case may be, furnished to us by the Issuers include all limited liability company or corporate proceedings taken by the Issuers to date.

Mediacom Broadband LLC
Mediacom Broadband Corporation
January 10, 2006

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended, the Exchange Notes have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the Initial Notes have been validly tendered to the Issuers and the Exchange Notes have been delivered in exchange therefor, the Exchange Notes will be validly issued and binding obligations of the Issuers subject in each case to the effect of (i) Federal and State bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors) and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).
     The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation and limited liability company laws (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions reporting same) and do not purport to express any opinion on the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Ira I. Roxland
A member of the Firm